Exhibit 32.1
APACHE OFFSHORE INVESTMENT PARTNERSHIP
by Apache Corporation, Managing Partner
Certification of Chief Executive Officer
and Chief Financial Officer
     I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ G. Steven Farris

By:	G. Steven Farris
Title:	President, Chief Executive Officer
and Chief Operating Officer of
Apache Corporation, Managing Partner

Date:	August 8, 2008
     I, Roger B. Plank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ Roger B. Plank

By:	Roger B. Plank
Title:	Executive Vice President
and Chief Financial Officer of
Apache Corporation, Managing Partner

Date:	August 8, 2008